                                                                 EXHIBIT 10.16.2
                       THIS DOCUMENT IS NOT "COUNTERPART
                       NO. 1 - SUBLESSOR'S ORIGINAL COPY"

                                    SUBLEASE

         SUBLEASE, dated as of April 29, 1994 between Rykoff-Sexton, Inc., a Delaware corporation ("Sublessor"), and Tone Brothers, Inc., an Iowa corporation ("Sublessee").

                                    RECITALS

         (A) Sublessor is Lessee under that certain Lease Intended as Security, dated as of April 29, 1994 (as from time to time thereafter amended or supplemented, the "Lease") with the Lessors listed on the signature pages thereto and BA Leasing & Capital Corporation, not individually, but solely as agent for the benefit of the Lessors ("Agent"). Unless otherwise defined herein or the context hereof otherwise requires, terms which are defined or defined by reference in the Lease shall have the same meanings when used herein as such terms have therein, whether or not the Lease is then in effect.

         (B) Sublessor desires to lease to Sublessee, and Sublessee desires to lease from Sublessor, the items of equipment described on Schedule I hereto, as from time to time hereafter amended ("Sublease Items").

         Accordingly, the parties hereto agree as follows:

         SECTION 1. LEASE. Sublessor leases to Sublessee and Sublessee leases from Sublessor the Sublease Items described on Schedule I hereto, as such description may from time to time be hereafter amended with the consent of Assignee (as hereinafter defined).

         SECTION 2. TERM. The term of this Sublease shall be concurrent with the term of the Lease and termination of the Lease (including, without limitation, termination pursuant to Article X thereof) shall constitute automatic termination of this Sublease. Termination of the Lease with respect to any but not all of the Sublease Items shall constitute automatic termination of this Sublease only with respect to the Sublease Items no longer subject to the Lease.

         If Sublessor elects to exercise the Lessee Purchase Option as provided inSection 11.1(b) of the Lease, Sublessor shall sell to Sublessee, and Sublessee shall purchase from Sublessor, the Sublease Items subject thereto for
(i) the portion of the Purchase Option Exercise Amount, any applicable Make-Whole Premiums and any other amounts then due and payable attributable to such Sublease Items or, (ii) if less than all of the Equipment is subject to such Lessee Purchase Option, the aggregate of the amounts that are required to be paid by Sublessor to Agent under Section 11.1(b)(A) of the Lease attributable to such Sublease

Items. Such payment for such Sublease Items shall be made by Sublessee concurrently upon Sublessor's payment to the Agent pursuant to Section 11.1(b)(A) of the Lease. Upon payment by the Sublessee for Sublease Items, Sublessor shall execute and deliver to Sublessee a quitclaim bill of sale (without representations or warranties) for such Sublease Items.

         If Sublessor elects to exercise the Sale Option as provided inSection 11.1(c) of the Lease, Sublessee shall on the last day of the Lease Term permit a purchaser of any Sublease Item to take possession thereof. Sublessee shall pay to Sublessor an amount equal to the amount payable by Sublessor pursuant to
Section 11.1(c)(2)(ii) of the Lease attributable to the Sublease Items. Such payment for the Sublease Items shall be made by Sublessee on the date that the
Section 11.1(c)(2)(ii) amount is payable by Sublessor to Lessor under the Lease. If such purchaser cannot take possession of a Sublease Item on the last day of the Lease Term, the Sublessee shall store such Sublease Item for a reasonable period of time, but shall at all times comply with the last sentence of Section 11.3 of the Lease.

         SECTION 3. RENT. The rent and rental payment dates shall be as agreed from time to time by Sublessor and Sublessee; provided, however, that if Assignee is exercising its rights with respect to this Sublease or any Sublease Items, rent shall be payable quarterly on the Sublease Items on each April 30, July 30, October 30 and January 30 and shall be in an amount, with respect to each Sublease Item, equal to that portion of the rental under the Lease and applicable Lease Supplement attributable to such Sublease Item.

         SECTION 4. WARRANTIES. NEITHER SUBLESSOR NOR ANY ASSIGNEE MAKES ANY EXPRESS OR IMPLIED WARRANTY WHATSOEVER OF TITLE, MERCHANTABILITY, FITNESS FOR ANY PURPOSE OR OTHERWISE REGARDING ANY SUBLEASE ITEM OR ANY PART THEREOF.

         SECTION 5. LEASE. This Sublease is in all respects subject and subordinate to the Lease (and each Lease Supplement governing any Sublease
Item) and the Liens created thereby. Without limiting the foregoing, if for any reason Assignee shall exercise rights or remedies thereunder, such exercise may include the termination hereof, notwithstanding, to the maximum extent permitted by law, any right of Sublessee hereunder. Sublessee shall in all respects comply with all of the terms and provisions of Article V of the Lease.

         SECTION 6. ASSIGNMENT; SUBLEASE. Sublessor shall have the right to assign, and has assigned to Agent concurrently with entering into this Sublease, all or any part of its right, title and interest in and to this Sublease and shall have the right to grant and has granted to Agent for the benefit of the Lessors a security interest in the Sublease Items to the Agent (in this capacity, "Assignee", which term shall also be deemed to refer to any successor or assign of Agent in such capacity) pursuant to the Lease. Such assignment and grant shall (i) be superior to Sublessee's rights hereunder; (ii) not relieve Sublessor of any of its obligations hereunder; and (iii) not be construed to be an assumption by Assignee of any obligations of Sublessor hereunder. Upon written request of Assignee, Sublessee shall make all payments of rent directly to Assignee, at such address as Assignee shall specify. Sublessee shall, upon request, execute and deliver such instruments and take such other action as may reasonably be requested to protect Sublessor's or Assignee's interests. This Sublease shall not be amended, modified or waived without the consent of Assignee. Sublessee acknowledges that this Sublease has been assigned, and a security interest in the Sublease Items has been granted, to Agent under the Lease. Sublessee shall not assign any right or interest in this Sublease.

         Except as expressly provided in this Section 6, any further assignment, sublease or transfer of the Sublease or of all or any portion of the Sublease Items is prohibited.

         SECTION 7. NOTICES. Notices shall be in writing and shall be deemed to be given when delivered personally, by facsimile (and confirmed, which confirmation may be mechanical) or otherwise actually received or five Business Days after being sent, first class mail postage prepaid, and addressed to Sublessor, Sublessee and Assignee at their respective addresses set forth on
Schedule II hereto, or at such other address as any such party from time to time provides to the other parties in accordance with this Section 7.

         SECTION 8. MISCELLANEOUS. This Sublease shall be governed by the laws of the State of California, without regard to conflict of law principles. Only one counterpart of this Sublease shall be marked as the sole original execution copy hereof, and such counterpart shall be held by Assignee. Each of Sublessor and Sublessee waives any right to trial by jury in any action or proceeding with respect to this Sublease or any instrument, document or agreement now or hereafter relating to this Sublease. If any provision hereof shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Sublease. This Sublease shall be binding upon Sublessor and Sublessee and shall inure to the benefit of Sublessor, Sublessee, Assignee and the successors and assigns of Assignee.

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         SECTION 9.  SECURITY INTEREST.  Sublessee hereby grants a security interest in the Sublease Items and proceeds thereof (the "Collateral") to Sublessor to secure Sublessee's obligations under this Sublease. Sublessee shall, at its own cost and expense, do any further act and execute, acknowledge, deliver, file, register and/or record any further documents which Sublessor (or Assignee) may reasonably request in order to protect its perfected security interest in the Collateral.

         IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date and year first above written.



TONE BROTHERS, INC.                                     RYKOFF-SEXTON, INC.


By: GARTH B. THOMAS                                     By: VICTOR B. CHAVEZ
Name: Garth B. Thomas                                   Name: Victor B. Chavez
Title: V.P. Finance                                     Title: V.P.-Chief Accounting Officer

                                  SCHEDULE I
                                      TO
                                   SUBLEASE


Functional
  Unit #        Equipment Description
- - ----------      ---------------------
    1           Packaging Line #1 (5 lb.)
    2           Packaging Line #3 [Ankeny #11] (1 lb.)
    3           Packaging Line #4 [Ankeny #8] (2 lb.)
    4           Packaging Line #5 [Ankeny #10] (Hand Feed)
    5           Packaging Line #6 (4 & 8 oz.)
    6           Packaging Line #7 (1 lb.)
    7           Packaging Line #8 (1 oz. Tube)
    8           Packaging Line #9 (1 oz. Tube)
    9           Pkkg Line #10 [A#12] (O.M. Bag Fill)
   10           Packaging Line #11 (Mr. Pepper/Jollytime)
   11           Packaging Line #12 (1 lb. Kraft/Rykoff)
   12           Extract Food Service Packaging Line
   13           Extract Retail Packaging Line
   14           Packaging Line #2 [Future] (4 & 8 lb.)
   15           Blending Equipment
   16           Production & Distribution Support
   17           Office & Building Support
